UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On February 10, 2021, The ExOne Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC, Stifel, Nicolaus & Company, Incorporated, and each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell up to 1,666,667 shares of its common stock (the “Shares”) at a public offering price of $54.00 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 205,907 shares of common stock (the “Optional Shares”) at the public offering price, less underwriting discounts and commissions. The Underwriters provided notice of their intention to exercise the option to purchase the Optional Shares in full on February 11, 2021. The purchase and sale of the Shares and the Optional Shares closed on February 12, 2021 and was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Nos. 333-223690 and 333-252894), which was previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The net offering proceeds to the Company from the offering are approximately $95.4 million, including the exercise of the Underwriter’s option to purchase the Optional Shares, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including strategic investments.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

Pursuant to the Underwriting Agreement, the Company and our officers and directors have agreed, subject to limited exceptions, for a period of 60 days from February 10, 2021, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the Underwriting Agreement or thereafter acquired without the prior written consent of the representatives of the Underwriters.

The foregoing is a summary description of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the opinion of McGuireWoods LLP relating to the validity of the Shares issued in the offering is filed herewith as Exhibit 5.1.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of McGuireWoods LLP.

10.1	Underwriting Agreement dated as of February 10, 2021, by and among the Company, Canaccord Genuity LLC and Stifel, Nicolaus & Company, Incorporated, as Representatives for the several Underwriters.

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

February 12, 2021	/s/ Loretta L. Benec
(Date)	Loretta L. Benec Vice President, General Counsel & Corporate Secretary